As filed with the Securities and Exchange Commission on March 31, 2011

Registration No. 333

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NXP Semiconductors N.V.

(Exact name of Registrant as specified in its charter)

The Netherlands	3674	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

High Tech Campus 60

5656 AG Eindhoven

The Netherlands

Tel: +31 40 2729233

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

James N. Casey

1109 McKay Drive

M/S 54SJ

San Jose, CA 95131-1706

United States

Tel: +1 408 434 3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Nicholas J. Shaw	Paul Etienne Kumleben
Simpson Thacher & Bartlett LLP CityPoint One Ropemaker Street London EC2Y 9HU England	Davis Polk & Wardwell LLP 99 Gresham Street London EC2V 7NG England

Approximate date of commencement of proposed sale to the public:

As soon as possible after this registration statement becomes effective

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.	☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 333-172713	☒

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(3)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Shares of common stock, par value €0.20	5,681,000	$170,827,670	$19,833.09

(1)	Includes 4,431,000 shares that the underwriters have the option to purchase to cover overallotments.
(2)	Estimated solely for purposes of determining the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices for the registrant’s common stock on March 29, as reported on the NASDAQ Global Select Market.
(3)	Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, the amount of securities being registered hereunder represents no more than 20% of the securities initially registered pursuant to Registration Statement No. 333-172713. A total of 28,750,000 of securities were registered under Registration Statement No. 333-172713. In no event will the aggregate amount of all securities issued by the registrant pursuant to this Registration Statement and Registration Statement No. 333-172713 exceed 34,431,000.

The registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act, 1933 as amended.

EXPLANATORY NOTE

This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (“Rule 462(b)”). Pursuant to Rule 462(b), the contents of the registration statement on Form F-1 (File No. 333-172713) of NXP Semiconductors N.V., which was declared effective by the Securities and Exchange Commission on March 30, 2011, including the exhibits thereto and each of the documents incorporated by reference therein, are incorporated by reference to this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F–1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Eindhoven, the Netherlands on March 31, 2011.

NXP Semiconductors N.V.

By:	*
Name:	Richard L. Clemmer
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form F-1 has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Richard L. Clemmer	Chief Executive Officer and Director (Principal executive officer)	March 31, 2011

* Karl-Henrik Sundström	Chief Financial Officer (Principal financial and accounting officer)	March 31, 2011

* Sir Peter Bonfield	Non-executive Director and Chairman of the Board	March 31, 2011

* Johannes P. Huth	Non-executive Director and Vice-Chairman of the Board	March 31, 2011

* Nicolas Cattelain	Non-executive Director	March 31, 2011

* Eric Coutinho	Non-executive Director	March 31, 2011

* Egon Durban	Non-executive Director	March 31, 2011

* Kenneth A. Goldman	Non-executive Director	March 31, 2011

* Josef Kaeser	Non-executive Director	March 31, 2011

* Ian Loring	Non-executive Director	March 31, 2011

Signature	Title	Date

* Michel Plantevin	Non-executive Director	March 31, 2011

* Richard Wilson	Non-executive Director	March 31, 2011

*By:	/s/ Guido Dierick
Guido Dierick
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of NXP Semiconductors N.V., has signed this registration statement in San Jose, CA, on March 31, 2011.

NXP Semiconductors N.V.

Authorized Representative in the United States

By:	/s/ James N. Casey
Name:	James N. Casey

EXHIBIT INDEX

All exhibits filed with or incorporated by reference in this registration statement No. 333-172713 are incorporated by reference into, and shall be deemed a part of, this registration statement, except the following, which are filed herewith.

Exhibit No.	Description of Exhibit

5.1	Opinion of De Brauw Blackstone Westbroek N.V. regarding the validity of the shares of common stock being registered

23.1	Consent of KPMG Accountants N.V.

23.2	Consent of Deloitte Accountants B.V.

23.3	Consent of PricewaterhouseCoopers LLP

23.4	Consent of De Brauw Blackstone Westbroek N.V. (included in Exhibit 5.1)